United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 11, 2014

PSM Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54988	90-0332127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Mosteller Drive, Oklahoma City, OK	73112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 753-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07         Submission of Matters to a Vote of Security Holders.

On November 11, 2014, the stockholders of PSM Holdings, Inc., a Delaware corporation (the “Company”) acted by way of non-unanimous majority written consent action (pursuant to a solicitation of consents commenced on November 4, 2014, and in lieu of a special meeting of stockholders) to approve an amendment to the Company’s Certificate of Incorporation to increase of the authorized shares of Common Stock from 100,000,000 to 400,000,000, par value $.001 per share (the “Amendment”).

The number of shares giving written consent (i.e., voting) in favor of such matter was 47,714,252 (52.29%); no shares had “voted against” the proposals; and 43,543,507 shares (47.71%) either did not participate in the non-unanimous majority written consent action or did not submit their vote by November 11, 2014.

The Amendment will be effective on November 25, 2014 with the filing of the Certificate of Amendment with the Delaware Secretary of State’s office.

The Company is no longer soliciting votes pertaining to the item above.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of the Certificate of Incorporation effective November 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: November 11, 2014	By	/s/ Kevin Gadawski
Kevin Gadawski, President